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                                                                    Exhibit 99.1

Thursday March 14, 4:06 pm Eastern Time

Press Release

SOURCE: Global Sports, Inc.

Global Sports, Inc. Completes Acquisition Of Ashford.com, Inc.

KING OF PRUSSIA, Pa.--(BUSINESS WIRE)--March 14, 2002--GLOBAL SPORTS, INC. (NASDAQ:GSPT - news), a leading outsource solution provider for e-commerce and
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direct response, completed today its acquisition of Ashford.com, Inc.
(NASDAQ:ASFD - news), following approval of the transaction by Ashford.com
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shareholders. Under the terms of the transaction, Ashford.com shareholders are receiving 0.0076 of a share of Global Sports common stock and $0.125 cash for each share of Ashford.com common stock. Global Sports is issuing approximately 430,000 shares of common stock and paying approximately $7.0 million of cash in exchange for all of the outstanding shares of Ashford.com.

About Global Sports

Global Sports (www.globalsports.com) is a leading outsource solution provider
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for e-commerce and direct response. The company develops and operates e-commerce and direct response businesses for retailers, media companies, and professional sports organizations. The Global Sports platform includes Web site design and development, e-commerce technology, customer service, fulfillment, merchandising, content development and management, online and database marketing, and product development.

Forward-Looking Statements

All statements made in this release, other than statements of historical fact, are forward-looking statements. The words "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "would", "should", "guidance", "potential", "continue", "project", "forecast" and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of Global Sports and the industry and markets in which the company operates. Those statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by those forward-looking statements. Factors which may affect Global Sports' business, financial condition and operating results include the effects of changes in the economy, consumer spending, the stock market and the industries in which Global Sports operates, changes affecting the Internet, e-commerce and direct response marketing, the ability of the company to maintain relationships with strategic partners and suppliers, the ability of the company to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of the company to attract and retain qualified personnel and the ability of the company to successfully launch new businesses and integrate acquisitions of other businesses. More information about potential factors that could affect Global Sports can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by Global Sports with the

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Securities and Exchange Commission. Global Sports expressly disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated by Global Sports.

Additional Information and Where to Find It

Global Sports files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Global Sports at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Global Sports' filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.
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Contact:

     Global Sports, Inc.
     Investor Contact:
     Jordan M. Copland
     Executive Vice President and Chief Financial Officer
     610/491-7000
     coplandj@globalsports.com
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      or
     Media Contact:
     Patricia Henderson
     Corporate Communications
     610/491-7000
     hendersonp@globalsports.com
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